EMPLOYMENT AGREEMENT
                             ---------------------

     AGREEMENT made as of the 1st day of January, 1996, by and between THE CARE GROUP, INC., a Delaware corporation (the "Corporation") having an office at One Hollow Lane, Lake Success, New York 11042, and PAT H. CELLI, an individual residing at 481 Benito Street, East Meadow, New York (the "Executive").

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, the Corporation desires to continue to employ the Executive to perform executive and other services for the Corporation, and the Executive desires to accept such employment, all on the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the mutual obligations set forth herein, the Corporation and the Executive agree as follows:

     1. Term: The term of this Agreement shall be five (5) years, commencing on January 1, 1996 and ending December 31, 2000, subject to earlier termination as provided herein.

     2. Employment: The Corporation hereby employs the Executive for the term of this Agreement to serve as Chief Financial Officer of the Corporation, and the Executive hereby accepts such employment, on the terms and conditions set forth in this Agreement.

     3. Services:

     The Executive shall continue to perform such duties of an executive nature for the Corporation and its subsidiaries as he shall have performed heretofore, or as may





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be assigned to him from time to time by the President and Board of
Directors of the Corporation. The Executive shall serve the Corporation and its subsidiaries faithfully and to the best of his ability and shall devote his full business time and efforts to the business and affairs of the Corporation and its subsidiaries, subject to absences for vacation and illness as provided in this Agreement. The Executive shall be subject at all times to the direction and control of the President and Board of Directors.

     4. Unauthorized Disclosure; Non-Competition:

        (a) During the term of this Agreement and continuing forever thereafter, the Executive shall not, directly or indirectly without the prior written consent of the Corporation's Board of Directors (i) disclose through any means whatsoever any Confidential Information (as hereinafter defined) to any person, other than an authorized officer, director, employee, consultant, adviser, agent, or affiliate of the Corporation or any of its subsidiaries, nor (ii) use any Confidential Information for any purpose except insofar as such use is consistent with both the scope of the Executive's duties to the Corporation and/or its subsidiaries and the terms and conditions of this Agreement. "Confidential Information" shall include all information, whether or not reduced to written or other tangible form, relating to the business of the Corporation or its subsidiaries that is not generally known in the industry. "Confidential Information" shall include, but not be limited to, trade secrets, marketing information, patient lists, employee lists, customer lists, information concerning business relationships between the Corporation (including its subsidiaries) and its patients and vendors, any medical, personal or other information relating to the

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Corporation's (or its subsidiaries') patients, and the Corporation's (or its subsidiaries') policies and procedures for caring for its patients. "Confidential Information" shall not include information (x) which is in the public domain other than by disclosure by Executive or (y) which is known to Executive as a result of his own efforts prior to his affiliation with the Corporation as an officer, director, employee, stockholder or independent contractor. The Executive may respond to proper subpoenas issued by governmental agencies without the Corporation's prior written consent, but with prior notice to the Corporation.

        (b) During the term of this Agreement the Executive will not directly or indirectly, alone or together with or through one or more persons, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, independent contractor, agent, director or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of (collectively "Compete In"), any business (a "Competitive Operation") which competes with or is in the same business as any business or operation conducted by the Corporation or by any group, division or subsidiary of the Corporation including home care and pharmaceutical/infusion services. During the twenty-four month period beginning upon termination of this Agreement, the Executive shall not Compete In any Competitive Operation (determined as of the time of termination of this Agreement) within a fifty mile radius of each office of the Corporation and/or any of its groups, divisions or subsidiaries.


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     5. Compensation:


        (a) As compensation for all of the services to be performed by the Executive in any capacity hereunder, including services as an officer of the Corporation and/or its subsidiaries and any additional duties assigned to him hereunder by the President and Board of Directors, the Corporation agrees to pay to the Executive, as base salary, the annual sum of set forth below for the respective period or such greater amount as shall be approved by the Corporation's President from time to time, payable in accordance with the Corporation's normal and customary payroll practices:


               Period                      Annual Base Salary
               ------                      ------------------

     January 1, 1996 to December 31, 1996     $ 130,000.00

     January 1, 1997 to December 31, 1997     $ 143,000.00

     January 1, 1998 to December 31, 1998     $ 157,300.00

     January 1, 1999 to December 31, 1999     $ 173,030.00

     January 1, 2000 to December 31, 2000     $ 190,333.00


        (b) The Executive shall be entitled to participate in or receive benefits under all of the Corporation's employee benefit plans and arrangements, including, without limitation, any pension plan, profit sharing plan, savings plan, stock option plan, life insurance, health-and-accident plan or arrangement made available by the Corporation in the future to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plan and arrangements. Nothing herein shall require the Corporation at any time


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to create or continue any such plan, program or arrangement. Nothing paid to the Executive under any plan or arrangement shall be deemed to be in lieu of compensation to the Executive hereunder.

        (c) The Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Board of Directors from time to time for the Corporation's senior executive officers, but not less than three
(3) weeks per year during each of the first three (3) years of this Agreement and four (4) weeks per year during the last two (2) years of the Agreement (prorated in any calendar year during which the Executive is employed hereunder for less than the entire such year in accordance with the number of days in such calendar year during which he is so employed). The Executive shall also be entitled to all paid holidays given by the Corporation to its senior executive officers, and such paid sick days as shall not exceed the number of days from date of sickness until the Executive is entitled to receive any benefits under any short term and/or long term disability policy maintained by the Corporation, if any, but in no event shall the Executive be entitled to more than twenty-five (25) such paid sick leave days during any one (1) consecutive twelve month period.

        (d) The Corporation shall award and the Executive shall receive options to purchase shares of the Corporations common stock at the exercise purchase price of Two Dollars ($2.00) per share of stock within 120 days following the end of each of the Corporation's fiscal years based upon the Corporation's income and in amounts set forth below:


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Number of Share Options                  Audited Net Income Per Share
- - - -----------------------                  ----------------------------

     none                                $ 0.00 to $ 0.14 cents

     25,000                                 $ 0.15 cents

      2,500                              for each additional cent
                                         in excess of $ 0.15 cents

Executive shall have the right to exercise said options within two (2) years after the date of grant of each of same, regardless of whether Executive shall still then be employed provided, however, that in the event of the death of the Executive, all options which the Executive has earned and/or accrued or to which he may be entitle to exercise to date thereof shall lapse and immediately become non-exercisable and forfeited with no rights with respect thereto, concerning or arising out of said options surviving the Executive's death whether on the part of the Executive's personal or permitted legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.


     6. EXPENSES:


        (a) The Corporation shall reimburse the Executive for any out-of-pocket expenses reasonably incurred by the Executive in the performance of his duties to the Corporation upon receipt of appropriate vouchers therefore, in accordance with the Corporations current practices, as such practices may be changed from time to time by the President of the Corporation.


        (b) The Corporation recognizes the Executive's business need for an automobile for business purposes. The Corporation, therefore, shall lease an automobile for the Executive's use, and shall bear the cost of all related lease


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payments, maintenance, repairs, gas, insurance and other costs attributable to the use, operation and care of the said automobile. The automobile leased by the Corporation for the Executive may also be used by other officers of the Corporation for business purposes. The Executive may select the automobile to be leased by the Corporation for his business use, provided that the lease payments for such automobile shall not exceed ten thousand dollars
($10,000.00) per year.

     7. TERMINATION:

        (a) The Corporation shall have the right, at its sole option, to terminate this Agreement "for cause" at any time, without further payment to the Executive - other than compensation earned under subparagraph 5(a)(i) prior to the date of termination, by notice to the Executive (or his personal representative, as the case may be) specifying the reason for such termination, and the Executive shall not be entitled to any incentive compensation for the periods ending on the date of such termination. For purposes of this Agreement, "cause" shall be limited to and shall mean solely
(i) failure to substantially and materially perform his duties hereunder, other than any such failure resulting from the Executive's incapacity due to physical or mental illness; (ii) the Executive's gross misconduct materially injurious to the Corporation; (iii) the material breach by the Executive of any material terms of this Agreement; or (iv) the Executive's conviction of a felony. Notwithstanding the foregoing, any action taken by the Executive in bona fide good faith and in furtherance of his duties under this Agreement shall not be deemed "cause".


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        (b) This Agreement shall terminate automatically upon the death of the
Executive. in such event, the Corporation shall pay the estate of the Executive, in addition to any amounts to which the Executive's estate would otherwise be entitled under the Corporation's retirement plans and group life insurance policy, within 30 days after the date of termination, all compensation earned under paragraph 5 through the date of termination. The estate of the Executive shall arrange for the immediate return of the automobile leased for the Executive by the Corporation.

        (c) The Executive shall have the right, at his sole option, to terminate this Agreement, upon 30 days' prior notice, if the Corporation materially breached any material provision of this Agreement. Upon such termination, the Executive shall be entitled to receive all compensation earned under paragraph 5 through the date of termination but shall immediately return to the Corporation the automobile leased for his use.

     8. RETURN BY EXECUTIVE OF CORPORATION PROPERTY:

     In the event of the Executive's termination of this Agreement for any reason, the Executive shall, on or prior to such termination, return to the Corporation all papers, documents, computer disks, employee lists and all other property belonging to the Corporation and/or any of its subsidiaries or relating to the business of the Corporation and/or any of its subsidiaries that shall then be in Executive's possession or under Executive's control.


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     9. SUCCESSORS; BINDING AGREEMENT; ASSIGNMENT:

        (a) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in substance in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement by the Corporation. As used in this Agreement "Corporation" shall mean the Corporation and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this paragraph 9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

        (b) This Agreement is personal to the Executive and cannot be assigned nor may the duties of the Executive be delegated, except as expressly permitted by the President of the Corporation.

        (c) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or permitted legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

    10. NOTICE:

    For purposes of this Agreement, notices and all other communications required or permitted under this Agreement shall be in writing and shall be deemed given when


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delivered personally or twenty-four hours after sending by FedEx or other overnight courier if sent to the Corporation at its principal office or to the Executive at his address set forth on the first page of this Agreement, provided that all notices to the Corporation shall be directed to the attention of the Chief Executive Officer of the Corporation with a copy to the Secretary of the Corporation, or to such other address as either party may have furnished to the other by like notice.

     11.  EQUITABLE REMEDIES:

      Each party agrees that violation of the terms of this Agreement would cause irreparable damage to the other party for which the remedies at law would be - inadequate, and each party shall be entitled, either in any court of law or equity, to preliminary, permanent and other injunctive and equitable relief against any breach of the terms of this Agreement, and such punitive and compensatory damages as shall be awarded. The foregoing shall not be construed to limit any relief at law, including, but not limited to damages, to which either party may be entitled by reason of any breach of the terms of this Agreement.

     12.  SAVINGS CLAUSE; VALIDITY:

          (a) If any of the restrictions set forth in Section 4 should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby adversely be affected. It is intended that such restrictions shall be severable and shall apply separately and distinctly to every jurisdiction where applicable with the same force and effect as though said covenants were separately expressed with respect to


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each of such jurisdictions. The parties hereto declare that if any of the time, area or other restrictions or limitations contained in Section 4 is deemed to be unreasonable by a court of competent jurisdiction, then the parties agree and submit to the reduction of said time and/or area limitations and modification of such other restrictions to such period or area or other restrictions as said court shall deem reasonable in light on and in furtherance of the intent of this Agreement.

          (b) Notwithstanding any other provisions of this Agreement, the invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     13. ARBITRATION: All disputes, differences and controversies (collectively in this paragraph referred to as "Disputes") arising out of or in any way related to this Agreement may, at the written request of the Corporation (or any of its subsidiaries) or Executive, be submitted to and heard and decided by the American Arbitration Association ("AAA"), in Nassau County, New York to be heard and decided in accordance with the terms and conditions of this Agreement and the then rules of the AAA ("AAA Rules") by a panel of three (3) arbitrators (unless AAA Rules, as the case may be, shall require a different number of arbitrators) chosen in accordance with the applicable AAA Rules. The decision of the arbitrators shall be final and binding upon the parties, and an order may be entered upon the award of the arbitrators in any court of competent jurisdiction.


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     14.  MISCELLANEOUS:

          (a) No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and by such officer as may be specifically designated by the President and the Board of Directors of the Corporation.

          (b) No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          (c) No undertaking by the Corporation to the Executive in this Agreement which shall be a matter for discussion and/or approval by the Board of Directors of the Corporation shall be enforceable or effective until the said Board shall have considered said matter and authorized and approved such undertaking in accordance with the By-Laws of the Corporation and the rules of the said Board.

          (d) This Agreement supersedes all prior agreements between the parties, written or oral, and cannot be amended or modified except by a writing signed by both parties.

          (e) The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York.

          (e) The covenants set forth in paragraphs 4, 7, 8, 11, 13 and 14 of this Agreement shall survive the termination or expiration of this Agreement.


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          IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written, subject to appropriate Board approval where required.



                                       THE CARE GROUP, INC.





                                       By: /s/ Ann T. Mittasch
                                          -----------------------------------
                                          Ann T. Mittasch, President



                                       EXECUTIVE


                                       /s/ Pat H. Celli
                                       --------------------------------------
                                              Pat H. Celli



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